Exhibit 99.1

NOBLE ANNOUNCES RESIGNATION OF CHRISTOPHER L. MORIN

WARREN, MI – FEBRUARY 23, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced today that Christopher L. Morin, the Company’s Chief Executive Officer has elected to resign from the Company in order to explore other career opportunities.

Mr. Morin has had a long and distinguished career with the Company beginning in 1997. Since then, Mr. Morin has risen to the position of Chief Executive Officer, a position he has held since 2004, and has been a member of the Board of Directors since 2005. During his tenure the Company has grown from a single production facility to one of the world’s leading suppliers of laser welded components, operating from five production facilities in four countries with annual revenue in excess of $400M.

Noble’s Chairman, Robert J. Skandalaris, commenting on Mr. Morin’s resignation said, “Mr. Morin has done an exemplary job of developing the operations of the Company. His efforts have been instrumental in developing a team that is recognized for its industry leadership. Through recent executive appointments, the Company is well positioned to continue to operate efficiently, expand its technology and increase the number of applications per vehicle. We are currently in discussions with a few qualified individuals we feel can lead the Company in pursuit of its strategic goals. We thank Chris for all he has done, and wish him the best of luck and much success in his future endeavors.”

Mr. Morin said “I am proud of the achievements that this Company has made and my contributions toward those achievements. The Company has a solid and extremely capable team in place to lead it toward its goals and I am pleased to have been a part of that development. I depart here with many good friends and experiences and look forward to exploring new personal challenges.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For further information contact:

Michael Azar

Noble International, Ltd.

(248) 220-2001